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                                                            Exhibit 4.1

                                                            EXECUTION VERSION





                    The Kansas City Southern Railway Company,

                                     Issuer

                                       and

                         U.S. Bank National Association,

                                     Trustee

                               ___________________




                                    Indenture

                            Dated as of June 12, 2002



                               ___________________




                          7 1/2% Senior Notes due 2009


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                                TABLE OF CONTENTS

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                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions ..................................................    1
SECTION 1.02 Other Definitions ............................................   21
SECTION 1.03 Incorporation by Reference of Trust Indenture Act ............   21
SECTION 1.04 Rules of Construction ........................................   22


                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01 Amount of Securities; Issuable in Series .....................   22
SECTION 2.02 Form and Dating ..............................................   23
SECTION 2.03 Execution and Authentication .................................   24
SECTION 2.04 Registrar and Paying Agent ...................................   24
SECTION 2.05 Paying Agent to Hold Money in Trust ..........................   25
SECTION 2.06 Holder Lists .................................................   25
SECTION 2.07 Transfer and Exchange ........................................   25
SECTION 2.08 Replacement Securities .......................................   26
SECTION 2.09 Outstanding Securities .......................................   26
SECTION 2.10 Temporary Securities .........................................   27
SECTION 2.11 Cancellation .................................................   27
SECTION 2.12 Defaulted Interest ...........................................   27
SECTION 2.13 CUSIP Numbers ................................................   27


                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01 Notices to Trustee ...........................................   28
SECTION 3.02 Selection of Securities to Be Redeemed .......................   28
SECTION 3.03 Notice of Redemption .........................................   28
SECTION 3.04 Effect of Notice of Redemption ...............................   29
SECTION 3.05 Deposit of Redemption Price ..................................   29
SECTION 3.06 Securities Redeemed in Part ..................................   29


                                    ARTICLE 4

                                    COVENANTS
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SECTION 4.01 Payment of Securities ........................................   29

SECTION 4.02 SEC Reports ..................................................   30
SECTION 4.03 Limitation on Indebtedness ...................................   30
SECTION 4.04 Limitation on Restricted Payments ............................   32
SECTION 4.05 Limitation on Restrictions on Distributions from Restricted
             Subsidiaries .................................................   35
SECTION 4.06 Limitation on Sales of Assets and Capital Stock ..............   36
SECTION 4.07 Limitation on Transactions with Affiliates ...................   40
SECTION 4.08 Change of Control ............................................   41
SECTION 4.09 Compliance Certificate .......................................   42
SECTION 4.10 Further Instruments and Acts .................................   42
SECTION 4.11 Future Note Guarantors .......................................   42
SECTION 4.12 Limitation on Lines of Business ..............................   43
SECTION 4.13 Limitation on Liens ..........................................   43
SECTION 4.14 Limitation on Sale/Leaseback Transactions ....................   43
SECTION 4.15 Covenant Suspension ..........................................   44


                                    ARTICLE 5

                                SUCCESSOR COMPANY

SECTION 5.01 When Company May Merge or Transfer Assets ....................   44


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default ............................................   46
SECTION 6.02 Acceleration .................................................   47
SECTION 6.03 Other Remedies ...............................................   48
SECTION 6.04 Waiver of Past Defaults ......................................   48
SECTION 6.05 Control by Majority ..........................................   48
SECTION 6.06 Limitation on Suits ..........................................   48
SECTION 6.07 Rights of Holders to Receive Payment .........................   49
SECTION 6.08 Collection Suit by Trustee ...................................   49
SECTION 6.09 Trustee May File Proofs of Claim .............................   49
SECTION 6.10 Priorities ...................................................   49
SECTION 6.11 Undertaking for Costs ........................................   50
SECTION 6.12 Waiver of Stay or Extension Laws .............................   50


                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01 Duties of Trustee ............................................   50
SECTION 7.02 Rights of Trustee ............................................   51
SECTION 7.03 Individual Rights of Trustee .................................   52
SECTION 7.04 Trustee's Disclaimer .........................................   52
SECTION 7.05 Notice of Defaults ...........................................   53

SECTION 7.06 Reports by Trustee to Holders ................................   53
SECTION 7.07 Compensation and Indemnity ...................................   53
SECTION 7.08 Replacement of Trustee .......................................   54
SECTION 7.09 Successor Trustee by Merger ..................................   55
SECTION 7.10 Eligibility; Disqualification ................................   55
SECTION 7.11 Preferential Collection of Claims Against Company ............   55


                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE
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SECTION 8.01 Discharge of Liability on Securities; Defeasance .............   55
SECTION 8.02 Conditions to Defeasance .....................................   57
SECTION 8.03 Application of Trust Money ...................................   58
SECTION 8.04 Repayment to Company .........................................   58
SECTION 8.05 Indemnity for Government Obligations .........................   58
SECTION 8.06 Reinstatement ................................................   58


                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.01 Without Consent of Holders ...................................   59
SECTION 9.02 With Consent of Holders ......................................   59
SECTION 9.03 Compliance with Trust Indenture Act ..........................   60
SECTION 9.04 Revocation and Effect of Consents and Waivers ................   60
SECTION 9.05 Notation on or Exchange of Securities ........................   61
SECTION 9.06 Trustee to Sign Amendments ...................................   61
SECTION 9.07 Payment for Consent ..........................................   61

                                   ARTICLE 10

                                 NOTE GUARANTEES

SECTION 10.01 Note Guarantees .............................................   61
SECTION 10.02 Limitation on Liability .....................................   63
SECTION 10.03 Successors and Assigns ......................................   64
SECTION 10.04 No Waiver ...................................................   64
SECTION 10.05 Modification ................................................   64
SECTION 10.06 Execution of Supplemental Indenture for Future Note
              Guarantors ..................................................   64
SECTION 10.07 Non-Impairment ..............................................   65

                                   ARTICLE II

                                  MISCELLANEOUS

SECTION 11.01 Trust Indenture Act Controls ................................   65
SECTION 11.02 Notices .....................................................   65

SECTION 11.03 Communication by Holders with Other Holders .................   66
SECTION 11.04 Certificate and Opinion as to Conditions Precedent ..........   66
SECTION 11.05 Statements Required in Certificate or Opinion ...............   66
SECTION 11.06 When Securities Disregarded .................................   66
SECTION 11.07 Rules by Trustee, Paying Agent and Registrar ................   67
SECTION 11.08 Legal Holidays ..............................................   67
SECTION 11.09 GOVERNING LAW ...............................................   67
SECTION 11.10 No Recourse Against Others ..................................   67
SECTION 11.11 Successors ..................................................   67
SECTION 11.12 Multiple Originals ..........................................   67
SECTION 11.13 Table of Contents; Headings .................................   67
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Appendix A -  Provisions Relating to Original Securities, Additional Securities,
              Private Exchange Securities and Exchange Securities

Exhibit A  -  Form of Initial Security

Exhibit B  -  Form of Exchange Security

Exhibit C  -  Form of Supplemental Indenture

Exhibit D  -  Form of Transferee Letter of Representation

Exhibit E  -  Form of Note Guarantee

Exhibit F  -  Exhibit Evidencing Indebtedness of the Company Outstanding on the
              Date of this Indenture

       INDENTURE dated as of June 12, 2002, among The Kansas City Southern Railway Company, a Missouri corporation (the "Company"), Kansas City Southern (the "Parent"), Gateway Eastern Railway Company, Mid-South Microwave, Inc., PABTEX GP, LLC, PABTEX L.P., Rice-Carden Corporation, SIS Bulk Holding, Inc., Southern Development Company, Southern Industrial Services, Inc., and Trans-Serve, Inc. (collectively, including the Parent, the "Note Guarantors") and U.S. Bank National Association, a national banking corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's 7 1/2% Senior Notes due 2009 issued on the date hereof (the "Original Securities"), (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities"), (c) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's 7 1/2% Senior Notes due 2009 issued in the Registered Exchange Offer in exchange for any Initial Securities (the "Exchange Securities") and (d) if and when issued as provided in the Registration Agreement, the Private Exchange Securities (together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities") issued in the Private Exchange. Except as otherwise provided herein, the Securities will be unlimited in aggregate principal amount outstanding, of which $200,000,000 in aggregate principal amount will be initially issued on the date hereof. Subject to the conditions and in compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Securities.

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

     SECTION 1.01 Definitions.

     "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Parent or a Restricted Subsidiary in a Permitted Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

     "Additional Securities" means an unlimited aggregate principal amount of 7 1/2% Senior Notes due 2009 issued under the terms of this Indenture subsequent to the Closing Date.

       "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.06 and Section 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Parent or the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Parent or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Parent or a Restricted Subsidiary),

          (b) all or substantially all the assets of any division or line of business of the Parent or any Restricted Subsidiary, or

          (c) any other assets of the Parent or any Restricted Subsidiary outside of the ordinary course of business of the Parent or such Restricted Subsidiary other than, in the case of (a), (b) or (c) above,

               (i) disposition by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to a Wholly Owned Subsidiary,

               (ii) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04,

               (iii) a disposition of assets with a Fair Market Value of less than $1,000,000, and

               (iv) any exchange of like property pursuant to Section 1031 of the Code for use in a Permitted Business,

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

       "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement (after giving effect to the issuance of the Original Securities and the repayment of Bank Indebtedness with the proceeds therefrom; after such repayment $150,000,000 of Tranche B term loans will remain outstanding under the Credit Agreement), and any Refinancing Indebtedness with respect thereto, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

     "Board of Directors" means the Board of Directors of the Parent or any committee thereof duly authorized to act on behalf of the Board of Directors of the Parent.

     "Business Day" means each day that is not a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Change of Control" means the occurrence of any of the following events:

          (a) at any time, less than 75% of the members of the Board of Directors of the Parent shall be (1) individuals who are members of such board on June 5, 2002 or (2) individuals whose election, or nomination for election by the Parent's stockholders, was approved by a vote of at least 75% of the members of the Board of Directors of the Parent then still in office who are members of such board on June 5, 2002 (or whose election or nomination has been approved as provided in this clause (a));

          (b) at any time, any Person, or any two or more Persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Voting Stock of the Parent, shall become, according to public announcement or filing, the "beneficial owner" (as defined in Rule 13d-3 issued under the Exchange Act), directly or indirectly, of securities of the Parent representing 30% or more (calculated in accordance with such Rule 13d-3) of the combined voting power of the Parent's then outstanding Voting Stock;

          (c) any Person other than the Parent shall acquire ownership, directly or indirectly, beneficially or of record of more than 30% of the Voting Stock of the Company; or

          (d) the merger or consolidation of the Parent or the Company with or into another Person or the merger of another Person with or into the Parent or the Company, or the sale of all or substantially all the assets of the Parent or the Company to another Person, and, in the case of any such merger or consolidation, the securities of the Parent or the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Parent or the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

     "Closing Date" means the date of this Indenture.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (i) if the Parent or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period (other than Indebtedness under a revolving credit facility) that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

          (ii) if the Parent or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness (other than Indebtedness under a revolving credit facility) since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Parent or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (iii) if since the beginning of such period the Parent or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Parent or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Parent and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (iv) if since the beginning of such period the Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or
     (iv) above if made by the Parent or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Parent and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Parent and its Consolidated Restricted Subsidiaries that may properly be classified as current liabilities (including taxes accrued as estimated), on a Consolidated basis, after eliminating (a) all intercompany items between the Parent and any Restricted Subsidiary and (b) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Parent and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Parent and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication (a) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (b) amortization of debt discount and debt issuance costs, (c) capitalized interest, (d) noncash interest expense, (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Parent or any Restricted Subsidiary, (g) net costs associated with Hedging Obligations (including amortization of fees), (h) dividends in respect of all Disqualified Stock of the Parent and all Preferred Stock of any of the Subsidiaries of the Parent (other than the Company), to the extent held by Persons other than the Parent or a Wholly Owned Subsidiary, (i) interest Incurred in connection with investments in discontinued operations, and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Parent) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income of the Parent and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

          (a) subject to the limitations contained in clause (b) below, any net income of any Person (other than the Parent) if such Person is not a Restricted Subsidiary, except that (i) subject to the limitations contained in clause (e) below, the Parent's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (d) below) and (ii) the Parent's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (b) all net income and net loss attributable to each Foreign Equity Investment shall be excluded from Consolidated Net Income, and in lieu thereof, the amount determined as follows shall be included in Consolidated Net Income: (i) the Parent's equity in the pretax net income and pretax net loss attributable to each Foreign Equity Investment shall be determined in the aggregate (so that pretax net losses offset corresponding amounts of pretax net income); (ii) if the amount determined pursuant to subclause (i) is positive, it shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Persons during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (d) below); and (iii) if the amount determined pursuant to subclause (i) is negative, such loss shall be included in determining such Consolidated Net Income;

          (c) any net income (or loss) of any Person acquired by the Parent or a Subsidiary of the Parent in a pooling of interests transaction for any period prior to the date of such acquisition;

          (d) any net income (or loss) of any Restricted Subsidiary other than the Issuer if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, except that (i) subject to the limitations contained in clause (e) below, the Parent's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Parent or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Parent's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (e) any gain (but not loss) realized upon the sale or other disposition of any asset of the Parent or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (f) any extraordinary gain or loss; and

          (g) the cumulative effect of a change in accounting principles.

     Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Parent or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(iv)(3)(D) thereof.

     "Consolidated Net Tangible Assets" as of any date of determination means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) that would appear on a consolidated balance sheet of the Parent and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (a) minority interests in consolidated Subsidiaries held by Persons other than the Parent or a Restricted Subsidiary; (b) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (c) any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (d) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (e) treasury stock; (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (g) Investments in and assets of Unrestricted Subsidiaries.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Parent and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Parent ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Capital Stock of the Parent plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Stock.

     "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Parent in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Parent or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Agreement" means the Credit Agreement dated as of January 11, 2000, among the Parent, the Company, the lenders party thereto, JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender, The Bank of Nova Scotia, as Syndication Agent, and Fleet National Bank, as Documentation Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Sale/Leaseback Transaction" means any Sale/Leaseback Transaction that at the time of determination (a) has been designated a Designated Sale/Leaseback Transaction by the Board of Directors by its promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and (b) has not been removed as a Designated Sale/Leaseback Transaction by the Board of Directors by its prompt filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such removal.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Parent or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and
(c) on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08.

     "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) income tax expense of the Parent and its Consolidated Restricted Subsidiaries, (b) Consolidated Interest Expense, (c) depreciation expense of the Parent and its Consolidated Restricted Subsidiaries and (d) amortization expense of the Parent and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Parent shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Equity Offering" means an underwritten primary public offering of common stock of the Parent or the Company pursuant to an effective registration statement under the Securities Act or a bona fide private placement of the common stock of the Parent or the Company on arm's-length terms to unaffiliated third parties.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Contributions" means net cash proceeds received by the Parent or the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Parent or (y) an employee stock ownership plan or other trust established by the Parent or any of its Subsidiaries), in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such Capital Stock is issued or sold, which are excluded from the calculation set forth in Section 4.04(a)(iv)(3).

     "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     "Foreign Equity Investment" means any investment in Mexrail, Inc., The Texas Mexican Railway Company, TFM, Grupo TFM or Panama Canal Railway Company or their successors for which the equity method of accounting is used.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

     "Grupo TFM" means Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.

     "Grupo TFM Disposition" means any sale, transfer or other disposition for cash (or series of related sales, transfers or dispositions) by Caymex Transportation, Inc. or Nafta Rail S.A. de C.V. of any shares of Capital Stock of Nafta Rail S.A. de C.V., Grupo TFM, TFM or any combination thereof, in each case on arm's-length terms to unaffiliated third parties.

     "Grupo TFM Investment" means (i) any purchase or acquisition by Nafta Rail S.A. de C.V., the Parent or any directly or indirectly Wholly Owned Subsidiary of the Parent, of any shares of Capital Stock of Grupo TFM or TFM from the government of Mexico or an instrumentality thereof or (ii) any capital contribution made to Grupo TFM, TFM or both to fund the purchase by it or them, if applicable, of shares of Capital Stock of Grupo TFM, TFM or both from the government of Mexico or an instrumentality thereof, in each case made with the proceeds of a Grupo TFM Disposition.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement.

     "Holder" means the Person in whose name a Security is registered on the Registrar's books.

     "Incur" means issue, assume Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

          (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

          (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (e) all Capitalized Lease Obligations and all Attributable Debt of such Person;

          (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Note Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (g) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided, however, that the amount of indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

          (h) Hedging Obligations of such Person; and

          (i) all obligations of the type referred to in clauses (a) through (h) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (a) "Investment" shall include the portion (proportionate to the Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(i) the Parent's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. or BBB- (or the equivalent) by Standard & Poor's Ratings Services, Inc., as each such company is defined in the definition of "Rating Agency".

     "Issue Date", with respect to any Initial Securities, means the date on which the Initial Securities are originally issued.

     "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "liquidated damages" means any liquidated damages payable under a Registration Agreement.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (b) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Parent or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Note Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Person pursuant to the terms of this Indenture.

     "Note Guarantor" means any Person that has issued a Note Guarantee.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Parent. "Officer" of a Note Guarantor has a correlative meaning.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Parent, the Company, a Note Guarantor or the Trustee.

     "Parent" means Kansas City Southern, a Delaware corporation, until a successor replaces it and, thereafter, means such successor.

     "Permitted Business" means any business engaged in by the Parent or any Restricted Subsidiary on the Closing Date and any Related Business.

     "Permitted Investment" means an Investment by the Parent or any Restricted Subsidiary in (a) the Parent, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Parent or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;
(c) Temporary Cash Investments; (d) receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Parent or such Restricted Subsidiary and not exceeding $2.0 million in the aggregate outstanding at any one time; (g) Stock Purchase Loans not exceeding $3.0 million in the aggregate outstanding at any one time; (h) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments; (i) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; (j) The Texas Mexican Railway Company or any other domestic railway company that owns railways that are contiguous with those owned by the Company in the form of Guarantees for the benefit of, or capital contributions or loans to, or sale/leaseback transactions with, The Texas Mexican Railway Company or such other domestic railway company; provided, however, that the aggregate amount of such capital contributions, loans and guaranteed Indebtedness and sale/leaseback transactions shall not exceed $25.0 million; (k) any company that is engaged in the same line of business as the Company or a related line of business in the form of Guarantees for the benefit of, or capital contributions or loans to, or sale/leaseback transactions with, such company; provided, however, that the aggregate amount of such capital contributions, loans and guaranteed Indebtedness and sale/leaseback transactions shall not exceed $25.0 million; (l) Grupo TFM Investments; or (m) the Panama Canal Railway Company; provided, however, that the aggregate amount of all such

Investments made after the Closing Date shall not exceed $15.0 million.

     "Permitted Liens" means, with respect to any Person:

          (a) Liens to secure Indebtedness permitted pursuant to clauses (b)(i) and (b)(vii) of Section 4.03;

          (b) Liens for taxes, assessments or governmental charges or levies on such Person's property if the same shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith and by appropriate proceedings;

          (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations (i) that are being contested in good faith by appropriate proceedings or (ii) for which such Person or any of its Subsidiaries, as applicable, has posted a bond supported only by cash;

          (d) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, laws providing for old age pensions or other social security or retirement benefits, or similar legislation or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (e) utility easements, building restrictions and such other encumbrances or charges against real property and defects and irregularities in the title thereto or facts an accurate survey of the property would show and landlords' and lessors' liens under leases to which such Person or any of its Subsidiaries is a party, none of which in any material way affect the marketability of the same or interfere with the use thereof in the ordinary course of the business of such Person or its Subsidiaries;

          (f) Liens existing on the Closing Date;

          (g) any Lien on any property or asset prior to the acquisition thereof by such Person or any of its Subsidiaries or existing on any property or asset of any other Person that becomes a Subsidiary of such Person after the Closing Date prior to the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) such Lien is not created, Incurred or assumed in contemplation of or in connection with such acquisition or such other Person's becoming a Subsidiary of such Person, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Person or its Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such other Person becomes a Subsidiary of such Person, as the case may be;

          (h) Liens on fixed or capital assets acquired, constructed or improved by such Person or any of its Subsidiaries; provided, however, that (i) such Liens secure Indebtedness permitted pursuant to Section 4.03(b)(vi), (ii) such Liens and the Indebtedness secured thereby are Incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of such Person or any of its Subsidiaries;

          (i) judgment Liens in respect of judgments that do not constitute an Event of Default pursuant to Section 6.01(i);

          (j) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

          (k) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; provided, however, that such letters of credit do not constitute Indebtedness;

          (l) Liens securing obligations under Interest Rate Agreements so long as such obligations relate to Indebtedness that is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such obligations; and

          (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g) and (h); provided, however, that:

               (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and

               (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (1) the outstanding principal amount or, if greater, committed amount of Indebtedness secured by Liens described under clauses (f), (g) or (h) at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

     "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case if the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Parent or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness is incurred within 180 days after the acquisition by the Parent or such Restricted Subsidiary of such asset.

     "Rating Agency" means Standard & Poor's Ratings Services, Inc. and
Moody's Investors Service, Inc. or, if Standard & Poor's Ratings Services,
Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Parent (as certified by the Board of Directors) that shall be substituted for Standard & Poor's Ratings Services, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Parent or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Parent that Refinances Refinancing Indebtedness); provided, however, that (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and (d) if the Indebtedness being refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (ii) Indebtedness of the Parent or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Parent and the Restricted Subsidiaries on the Closing Date.

     "Restricted Subsidiary" means the Company and any other Subsidiary of the Parent other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement entered into after the Closing Date relating to property now owned or hereafter acquired by the Parent or a Restricted Subsidiary whereby the Parent or a Restricted Subsidiary transfers such property to a Person and the Parent or such Restricted Subsidiary leases it from such Person, other than leases between the Parent and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Note Guarantor has a correlative meaning.

     "Securities" means the Securities issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" of the Company or any Note Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Note Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Note Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities or such Note Guarantor's Note Guarantee, as applicable; provided, however, that Senior Indebtedness shall not include (a) any obligation of the Company to the Parent or any other Subsidiary of the Parent or any obligation of such Note Guarantor to the Parent or any other Subsidiary of the Parent, (b) any liability for federal, state, local or other taxes owed or owing by the Company or such Note Guarantor, as applicable, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company or such Note Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Note Guarantor, as applicable, including any Subordinated Obligations,
(e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of this Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary other than the Company that would be a "Significant Subsidiary" of the Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

     "Stock Purchase Loans" means loans or advances made by the Parent or any Restricted Subsidiary in the ordinary course of business to employees for the purpose of purchasing restricted shares of common stock of the Parent.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the , United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Services, Inc. or "A-1 " (or higher) according to Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

     "TFM" means Transportacion Ferroviaria Mexicana, S.A. de C.V.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Closing Date, except as provided in Section 9.03.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Trust Officer" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means (a) any Subsidiary of the Parent that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Parent (including any newly acquired or newly formed Subsidiary of the Parent but excluding the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Parent or any other Subsidiary of the Parent that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total assets consolidated with those of its subsidiaries in accordance with GAAP consistently applied of $1,000 or less or (ii) if such Subsidiary has assets consolidated with those of its subsidiaries in accordance with GAAP consistently applied greater than $1,000, then such designation would be permitted under
Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (a) the Parent could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of

America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Parent all the Capital Stock of which (other than directors' qualifying shares) is owned by the Parent or another Wholly Owned Subsidiary.

     SECTION 1.02 Other Definitions.

                                                                  Defined in
Term                                                               Section
----                                                              ----------

"Additional Security" .......................................     1.01
"Affiliate Transaction" .....................................     4.07(a)
"Appendix" ..................................................     1.01
"Bankruptcy Law" ............................................     6.01
"beneficially own" ..........................................     1.01
"Change of Control Offer" ...................................     4.08(b)
"covenant defeasance option" ................................     8.01 (b)
"Custodian" .................................................     6.01
"Definitive Securities" .....................................     Appendix A
"Event of Default" ..........................................     6.01
"Exchange Securities" .......................................     1.01
"Global Securities" .........................................     Appendix A
"Guaranteed Obligations" ....................................     10.01
"incorporated provision" ....................................     11.01
"Initial Securities" ........................................     1.01
"legal defeasance option" ...................................     8.01(b)
"Legal Holiday" .............................................     11.08
"Notice of Default" .........................................     6.01
"Offer" .....................................................     4.06(b)
"Offer Amount" ..............................................     4.06(c)(ii)
"Offer Period" ..............................................     4.06(c)(ii)
"Original Securities" .......................................     1.01
"Paying Agent" ..............................................     2.04
"Private Exchange" ..........................................     Appendix A
"Private Exchange Securities" ...............................     Appendix A
"protected purchaser" .......................................     2.08
"Purchase Date" .............................................     4.06(c)(i)
"Registered Exchange Offer" .................................     Appendix A
"Registrar" .................................................     2.03
"Registration Agreement" ....................................     Appendix A
"Restricted Payment" ........................................     4.04(a)
"Securities Custodian" ......................................     Appendix A
"Successor Company" .........................................     5.01(a)

     SECTION 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities and the Note Guarantees.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company, the Note Guarantors and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) "including" means including without limitation;

          (e) words in the singular include the plural and words in the plural include the singular;

          (f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (g) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                    ARTICLE 2

                                 The Securities

     SECTION 2.01 Amount of Securities; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

     With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2. 10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officers' Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

          (1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

          (2) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code;

          (3) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

          (4) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

     If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

     SECTION 2.02 Form and Dating. Provisions relating to the Original Securities, the Additional Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee's certificate of authentication, (b) Private Exchange Securities and the Trustee's certificate of authentication and (c) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Parent, the Company or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

     SECTION 2.03 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.04 Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian with respect to the Global Securities.

          (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Parent or any of its domestically organized Wholly Owned Subsidiaries, including the Company, may act as Paying Agent or Registrar.

          (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. Thereupon the removal shall become effective and the successor or Trustee, as the case may be, shall have all the rights, powers and duties of the Registrar or Paying Agent under this Indenture. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

     SECTION 2.05 Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of and interest and liquidated damages (if any) on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and liquidated damages (if any) when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and liquidated damages (if any) on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Parent, the Company or a Subsidiary of the Parent acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.06 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

     SECTION 2.07 Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities.

     Prior to the due presentation for registration of transfer of any Security, the Company, the Note Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Note Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

     Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

     All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     SECTION 2.08 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

     Every replacement Security is an obligation of the Company.

     The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

     SECTION 2.09 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced or paid pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced or paid Security is held by a protected purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and liquidated damages, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.10 Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon the written order of the Company, authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

     SECTION 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Securities in accordance with its customary procedures or deliver cancelled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of cancelled Securities other than pursuant to the terms of this Indenture.

     SECTION 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.13 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use

"CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3

                                   Redemption

     SECTION 3.01 Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

     The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     SECTION 3.02 Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     SECTION 3.03 Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

     The notice shall identify the Securities to be redeemed and shall state:

               (i) the redemption date;

               (ii) the redemption price and the amount of accrued interest to the redemption date;

               (iii) the name and address of the Paying Agent;

               (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

               (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

               (vii) the CUSIP number, if any, printed on the Securities being redeemed; and

               (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

     SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and liquidated damages, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and liquidated damages, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05 Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Parent, the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and liquidated damages, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages, if any, on the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

     SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

     SECTION 4.01 Payment of Securities. The Company shall promptly pay the principal of and interest and liquidated damages, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and liquidated damages, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02 SEC Reports. (a) Whether or not the Parent is then required to file reports with the SEC, Parent will (i) file with the SEC and provide the Trustee for delivery to the Holders and prospective Holders (upon request) within 15 days after it files them with the SEC a copy of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act as if it were subject thereto and (ii) furnish to the Trustee for delivery to the Holders, promptly upon their becoming available, a copy of its annual report to shareholders and any other information provided by it to its public shareholders generally. In addition, following an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act, the Parent shall furnish to the Trustee for delivery to the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company, as applicable, to its public shareholders generally. The Parent also will comply with the other provisions of Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder.

          (b) For so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Parent shall furnish to the Holders and prospective purchasers of the Securities designated by Holders, upon the request of Holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act.

     SECTION 4.03 Limitation on Indebtedness. (a) The Parent will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Parent or any Restricted Subsidiary that is a Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.0:1.

          (b) Notwithstanding Section 4.03(a), the Parent and the Restricted Subsidiaries may Incur the following Indebtedness:

               (i) Bank Indebtedness in an aggregate principal amount not to exceed (1) in the case of any term borrowings, $250.0 million less the aggregate amount of all (A) prepayments of principal from the proceeds of Asset Dispositions applied to permanently reduce any such Indebtedness, (B) scheduled repayments of principal of, and reductions of commitments for, any such Indebtedness and (C) Attributable Debt in respect of Designated Sale/Leaseback Transactions and (2) in the case of any borrowings under a revolving credit facility or accounts receivable financing not treated as an Asset Disposition, $125.0 million;

               (ii) Indebtedness of the Parent owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Parent or any Wholly Owned Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Parent or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (3) if a Note Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Wholly Owned Subsidiary that is not a Note Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Note Guarantor with respect to its Note Guarantee;

               (iii) Indebtedness (1) represented by the Securities (not including any Additional Securities) and the Note Guarantees, (2) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above) as set forth on Exhibit F hereto, (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness that is Refinancing Indebtedness) or Section 4.03(a) and (4) consisting of Guarantees of any Indebtedness permitted under clauses
          (i) and (ii) of this paragraph (b);

               (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Parent (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Parent); provided, however, that on the date that such Restricted Subsidiary is acquired by the Parent, the Parent would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause
          (iv) and (2) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

               (v) Indebtedness (1) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Parent and the Restricted Subsidiaries in the ordinary course of their business, and (2) under Interest Rate Agreements entered into for bona fide hedging purposes of the Parent in the ordinary course of business; provided, however, that such Interest Rate Agreements do not increase the Indebtedness of the Parent outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

               (vi) Purchase Money Indebtedness and Capitalized Lease Obligations (in an aggregate principal amount not in excess of 10% of Consolidated Net Tangible Assets at any time outstanding);

               (vii) Attributable Debt in respect of Designated Sale/Leaseback Transactions in an aggregate principal amount not to exceed $250.0 million; or

               (viii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this
          Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (viii) and then outstanding, will not exceed $25.0 million.

          (c) Notwithstanding the foregoing, the Company or any Note Guarantor may not Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the Notes or such Note Guarantor's Note Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

          (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Parent or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03:

               (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to
          Section 4.03(b)(i);

               (ii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness; and

               (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section, the Parent, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

     SECTION 4.04 Limitation on Restricted Payments. (a) The Parent will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

               (i) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Parent, or any Subsidiary of the Parent) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Parent or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Parent or other Restricted Subsidiaries, to its other shareholders on a pro rata basis);

               (ii) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Parent or any Restricted Subsidiary held by Persons other than the Parent or a Restricted Subsidiary;

               (iii) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

               (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment being herein referred to as a "Restricted Payment") if, at the time the Parent or such Restricted Subsidiary makes such Restricted Payment:

                    (1) a Default will have occurred and be continuing (or would result therefrom);

                    (2) the Parent could not Incur at least $1.00 of additional
               Indebtedness under Section 4.03(a); or

                    (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to September 27, 2000 would exceed the sum, without duplication, of:

                         (A) 50% of the Consolidated Net Income accrued during
                    the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter which included September 27, 2000 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

                         (B) the aggregate Net Cash Proceeds received by the
                    Parent or the Company from the issue or sale of its Capital Stock (other than Disqualified Stock or in respect of Excluded Contributions) subsequent to September 27, 2000 (other than an issuance or sale to (x) a Subsidiary of the Parent or (y) an employee stock ownership plan or other trust established by the Parent or any of its Subsidiaries);

                         (C) the amount by which Indebtedness of the Parent or
                    the Restricted Subsidiaries is reduced on the Parent's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) subsequent to September 27, 2000 of any Indebtedness of the Parent or the Restricted Subsidiaries issued after September 27, 2000 which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent (less the amount of any cash or the Fair Market Value of other property distributed by the Parent or any Restricted Subsidiary upon such conversion or exchange);

                         (D) the amount equal to the net reduction in
                    Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Parent or any Restricted Subsidiary from Unrestricted Subsidiaries or
                    (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Parent or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; and

                         (E) $40.0 million

          (b) The provisions of Section 4.04(a) shall not prohibit:

               (i) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Parent made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or other trust established by the Parent or any of its Subsidiaries); provided, however, that:

                    (1) such purchase, repurchase, redemption, retirement or
               other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

                    (2) the Net Cash Proceeds from such sale applied in the
               manner set forth in this clause (i) will be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B);

               (ii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Parent made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Parent that is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

               (iii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

               (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with Section 4.04(a); provided, however, that such dividends will be included in the calculation of the amount of Restricted Payments;

               (v) dividends paid by the Parent with respect to the 242,170 outstanding shares of its preferred stock, par value $25.00 per share, noncumulative dividends of $1.00 per share in amounts each year which do not exceed $242,170 (the amount paid with respect to such preferred stock in the year ended December 31, 2001); provided, however, that such dividends will be included in the calculation of the amount of Restricted Payments;

               (vi) Investments that are made with Excluded Contributions; provided, however, that such Investments will be excluded in the calculation of the amount of Restricted Payments; or

               (vii) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of the Parent or any of its Subsidiaries from employees, former employees, directors or former directors of the Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors) pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $3.0 million in any calendar year; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments.

     SECTION 4.05 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Parent will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Parent or any Restricted Subsidiary;

          (b) make any loans or advances to the Parent or any Restricted Subsidiary; or

          (c) transfer any of its property or assets to the Parent or any Restricted Subsidiary, except:

              (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;

              (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Parent (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Parent) and outstanding on such date;

              (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.05(c) or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.05(c) or this clause (iii); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

              (iv) in the case of this clause (c), any encumbrance or restriction

                    (A) that restricts in a customary manner the subletting,
               assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

                    (B) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements; and

              (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

     SECTION 4.06 Limitation on Sales of Assets and Capital Stock. (a) The Parent will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

              (i) the Parent or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the

          Fair Market Value of the shares and assets subject to such Asset Disposition;

               (ii) at least 75% of the consideration thereof received by the Parent or such Restricted Subsidiary is in the form of cash; and

               (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Parent (or such Restricted Subsidiary, as the case may be):

                    (1) first, to the extent the Parent elects (or is required by the terms of any Indebtedness) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Bank Indebtedness of the Parent or a Note Guarantor within 360 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                    (2) second, to the extent of the balance of Net Available
               Cash after application in accordance with clause (1), to the extent the Parent or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Parent or another Restricted Subsidiary) within 360 days from the later of such Asset Disposition or the receipt of such Net Available Cash;

                    (3) third, to the extent of the balance of such Net
               Available Cash after application in accordance with clauses (1) and (2), to make an Offer as defined in paragraph (b) of this covenant below to purchase Securities pursuant to and subject to the conditions set forth in Section 4.06(b); provided, however, that if the Parent or the Company elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Indebtedness of the Parent, the Company or any Note Guarantor; and

                    (4) fourth, to the extent of the balance of such Net
               Available Cash after application in accordance with clauses (1),
               (2) and (3), for any general corporate purpose permitted by the terms of this Indenture;

          provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (1) or (3) above, the Parent or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

               Notwithstanding the foregoing provisions of this Section 4.06(a), the Parent and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06(a) exceeds $40.0 million.

               For the purposes of this Section 4.06(a), the following are deemed to be cash: (A) the assumption of Indebtedness of the Parent or any Restricted Subsidiary (other than any Preferred Stock, including Disqualified Stock, constituting Indebtedness) and the release of the Parent or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, and (B) securities received by the Parent or any Restricted Subsidiary from the transferee that are promptly converted by the Parent or such Restricted Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness) pursuant to Section 4.06(a)(iii)(3), the Parent or the Company will be required (i) to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c) and (ii) to purchase other Senior Indebtedness of the Parent, the Company or any Note Guarantor on the terms and to the extent contemplated thereby (provided that in no event shall the Parent or the Company offer to purchase such other Senior Indebtedness at a purchase price in excess of 100% of its principal amount, plus accrued and unpaid interest thereon). If the aggregate purchase price of Securities (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness), the Parent or the Company will apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(4). The Parent and the Company will not be required to make an Offer for Securities (and other Senior Indebtedness) pursuant to this
     Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (1) and (2) of this
     Section 4.06(a)(iii)) is less than $20.0 million in the aggregate for all Asset Dispositions after the Closing Date.

          (c) (i) Promptly, and in any event within 10 days after the Parent or the Company becomes obligated to make an Offer, the Parent or the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Parent or the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Parent and the Company as the Parent and the Company in good faith believe will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Parent, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Parent filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports),
     (2) a description of material developments in the Parent's business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (iii).

               (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Parent shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Parent or the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Parent or the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments according to the directions of the Company and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Parent or the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Parent or the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Parent or the Company to the Trustee is greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Parent or the Company, as applicable, immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

               (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Parent or the Company, as applicable, at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Parent or the Company, as applicable, receives not later than one Business Day prior to the Purchase Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities included in the Offer surrendered by Holders thereof exceeds the Offer Amount, the Parent or the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Parent or the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

               (iv) At the time the Parent or the Company delivers to the Trustee Securities which are to be accepted for purchase, the Parent shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Parent or the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

               (v) The Parent and the Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Parent and the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section by virtue thereof.

     SECTION 4.07 Limitation on Transactions with Affiliates. (a) The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Parent (an "Affiliate Transaction") unless such transaction is on terms:

               (i) that are no less favorable to the Parent or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

               (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million,

                    (1) are set forth in writing, and

                    (2) have been approved by a majority of the members of the
               Board of Directors having no personal stake in such Affiliate Transaction, and

               (iii) that, in the event such Affiliate Transaction involves an amount in excess of $20.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Parent and its Restricted Subsidiaries.

          (b) The provisions of Section 4.07(a) will not prohibit:

               (i) any Restricted Payment permitted to be paid pursuant to
          Section 4.04;

               (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

               (iii) the grant of stock options or similar rights to employees and directors of the Parent pursuant to plans approved by the Board of Directors;

               (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of the Parent, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

               (v) Stock Purchase Loans, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time;

               (vi) the payment of reasonable fees to directors of the Parent and its Subsidiaries who are not employees of the Parent or its Subsidiaries; or

               (vii) any transaction between the Parent and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     SECTION 4.08 Change of Control. (a) Upon a Change of Control, each Holder will have the right to require the Company to purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 5 of the Securities.

          (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

               (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101 % of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, on the relevant interest payment date);

               (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

               (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

               (iv) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company, at the address specified in the notice, at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest and liquidated damages, if any, to the Holders entitled thereto.

          (e) Notwithstanding the foregoing provisions of this Section, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times, and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          (f) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section
     4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (g) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

          (h) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.09 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company an Officers' Certificate, one of the signers of which shall be the principal executive, principal accounting or principal financial officer of the Company stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

     SECTION 4.10 Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 4.11 Future Note Guarantors. The Parent will cause (i) at any time that any Bank Indebtedness is outstanding, each Subsidiary of the Parent (other than the Company, Caymex Transportation, Inc., SCC Holdings, LLC, The Kansas City Northern Railway Company and Veals, Inc.) that enters into a Guarantee of any Bank Indebtedness and (ii) at any time that no Bank Indebtedness is outstanding, each Subsidiary of the Parent (other than the Company, The Kansas City Northern Railway Company and Veals, Inc.) that enters into a Guarantee of any obligations of the Parent or any of its domestic Subsidiaries, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Subsidiary will Guarantee payment of the Securities. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, or similar laws affecting the rights of creditors generally.

     SECTION 4.12 Limitation on Lines of Business. The Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business. At any time that it is not Guaranteeing payment of the Securities (which shall be effected by executing and delivering to the Trustee a supplemental indenture in the form set forth in this Indenture), (i) Caymex Transportation, Inc. will not engage in any business or activity other than the ownership of the Capital Stock of foreign subsidiaries and activities incidental thereto, (ii) SCC Holdings LLC, will not engage in any business or activity other than the ownership of the Capital Stock of Southern Capital LLC and activities incidental thereto, (iii) TransFin Insurance Ltd. will not engage in any business or activity other than the insurance business and activities incidental thereto, and (iv) The Kansas City Northern Railway Company and Veals, Inc. will not conduct any material business or activity.

     SECTION 4.13 Limitation on Liens. The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that the Parent and any Restricted Subsidiary may Incur other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by

Liens Incurred pursuant to this proviso does not exceed 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Parent as of the end of the most recent fiscal quarter ending at least 45 days prior thereto.

     SECTION 4.14 Limitation on Sale/Leaseback Transactions. The Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

          (a) the Parent or such Restricted Subsidiary would be entitled to:

               (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to
          Section 4.03; and

               (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to
          Section 4.13;

          (b) the net proceeds received by the Parent or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

          (c) the transfer of such property is permitted by, and the Parent applies the proceeds of such transaction in compliance with, Section 4.06.

     SECTION 4.15 Covenant Suspension. During any period of time that (a) the Securities have an Investment Grade Rating from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under this Indenture, the Parent and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture: Sections 4.03, 4.04, 4.05, 4.06, 4.07 and 4.12 (collectively, the "Suspended Covenants"). In the event that the Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings or a Default or Event of Default (other than as a result of any breach of the Suspended Covenants) occurs and is continuing, then the Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.04 as though, for purposes of determining whether new Restricted Payments can be made after such time, such covenant had been in effect during the entire period of time from the Issue Date. The Parent shall provide prompt written notice to the Trustee of any changes in the ratings of the Securities by the Ratings Agencies. The Trustee shall not be required to notify the Holders of any such changes.

                                    ARTICLE 5

                                Successor Company

     SECTION 5.01 When Company May Merge or Transfer Assets. (a) The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

               (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

               (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, the Parent or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, the Parent or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

               (iii) immediately after giving effect to such transaction, the Parent would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

               (iv) immediately after giving effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Parent immediately prior to such transaction;

               (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

               (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

          The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

          (b) The Note Guarantors will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Person (if not such Note Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Parent or the Successor Guarantor, as applicable, would be able to Incur an additional $1.00 of Indebtedness under Section 4.03(a); (iv) immediately after giving effect to such transaction, the Parent and the Restricted Subsidiaries will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Parent and the Restricted Subsidiaries immediately prior to such transaction; (v) the Parent shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and (vi) the Parent shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

          (c) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Note Guarantor; and (ii) the Parent or the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Parent or the Company, as the case may be, in another jurisdiction to realize tax or other benefits.

                                    ARTICLE 6

                             Defaults and Remedies

     SECTION 6.01 Events of Default. An "Event of Default" occurs if:

          (a) the Company defaults in any payment of interest on any Security when the same becomes due and payable or in any payment of liquidated damages, and such default continues for a period of 30 days;

          (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise;

          (c) the Parent or any of its Subsidiaries fails to comply with Section 5.01;

          (d) the Parent or any of its Subsidiaries fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

          (e) the Parent or any of its Subsidiaries fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

          (f) Indebtedness of the Parent or any of its Subsidiaries is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

          (g) the Parent, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i)    commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (iv) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Parent, the Company or any Significant Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Parent, the Company or any Significant Subsidiary or for any substantial part of its property; or

               (iii) orders the winding up or liquidation of the Parent, the Company or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (i) any judgment or decree for the payment of money in excess of $
     10.0 million or its foreign currency equivalent is entered against the Parent or any of its Subsidiaries and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

          (j) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms such Note Guarantor's obligations under this Indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified below.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A default under clauses (d), (e) or (f) will not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or the Note Guarantor, as applicable, does not cure such Default within the time specified in clauses (d), (e) or (f) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Parent or the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, by notice to the Company, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Parent or the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind any such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05 Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06 Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

               (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

               (ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

               (iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it in its reasonable discretion against any loss, liability or expense;

               (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

               (v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and liquidated damages and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01 (a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

     SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Note Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and any liquidated damages, respectively; and

          THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

     SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

     SECTION 6.12 Waiver of Stay or Extension Laws. Neither the Company nor any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee

     SECTION 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

               (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 7.02 Rights of Trustee. (a) In the absence of bad faith, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

          (h) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

     SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Note Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. Delivery of reports, information and documents to the Trustee under Article 4 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates). Except with respect to Sections 4.01, 4.02 and 4.09, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Four. The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.01(c), (d), (e), (f), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Company, any Note Guarantor or any Holder.

     SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

     SECTION 7.06 Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the Issue Date, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with
Section 313(b) of the TIA.

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Note Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including reasonable attorneys' fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Company shall not relieve the Company or any Note

Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Note Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Note Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and liquidated damages, if any, on particular Securities.

     The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08 Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

               (i) the Trustee fails to comply with Section 7.10;

               (ii) the Trustee is adjudged bankrupt or insolvent;

               (iii) a receiver or other public officer takes charge of the Trustee or its property; or

               (iv) the Trustee otherwise becomes incapable of acting.

          (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee fails to comply with Section 7.10, unless the

     Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7. 10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with
Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

     SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

     SECTION 8.01 Discharge of Liability on Securities; Defeasance. (a) When (i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.08) have been cancelled or delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to
Article 3 hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient, or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and interest and liquidated damages, if any, on the outstanding Securities when due at maturity or upon redemption of such Securities, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.08) and liquidated damages, if any, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Parent and the Company at any time may terminate (i) all of their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13,
     and 4.14 and the operation of Sections 5.01(a)(iii), 5.01(a)(iv), 6.01 (d),
     6.01 (f), 6.01 (g) (with respect to Significant Subsidiaries of the Parent only), 6.01(h) (with respect to Significant Subsidiaries of the Parent only) and 6.01(i) ("covenant defeasance option"). The Parent and the Company may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Parent and the Company terminate all of their obligations under the Securities and this Indenture by exercising their legal defeasance option, the obligations under the Note Guarantees shall each be terminated simultaneously with the termination of such obligations.

          If the Parent and the Company exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Parent and the Company exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect only to Significant Subsidiaries) or 6.01(i) or because of the failure of the Company to comply with clauses (iii) and (iv) of Section 5.01(a).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07 and 7.08
     and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

     SECTION 8.02 Conditions to Defeasance. (a) The Parent and the Company may exercise their legal defeasance option or their covenant defeasance option only if:

               (i) the Parent and the Company irrevocably deposit in trust with the Trustee money in an amount sufficient, or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest and liquidated damages (if any) on, the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

               (ii) the Parent and the Company deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, interest and liquidated damages, if any, when due on all the Securities to maturity or redemption, as the case may be;

               (iii) 123 days pass after the deposit is made and during the

          123-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

               (iv) the deposit does not constitute a default under any other agreement binding on the Company;

               (v) the Parent and the Company deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

               (vi) in the case of the legal defeasance option, the Parent and the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

               (vii) in the case of the covenant defeasance option, the Parent and the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

               (viii) the Parent and the Company deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

     SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and liquidated damages, if any, on the Securities.

     SECTION 8.04 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, interest or liquidated damages that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the

Paying Agent shall have no further liability with respect to such monies.

     SECTION 8.05 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest or liquidated damages on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

     SECTION 9.01 Without Consent of Holders. (a) The Company, the Note Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

               (i) to cure any ambiguity, omission, defect or inconsistency;

               (ii) to comply with Article 5;

               (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

               (iv) to add additional Guarantees with respect to the Securities;

               (v) to secure the Securities;

               (vi) to add to the covenants of the Parent and the Restricted Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Parent or the Company;

               (vii) to make any change that does not adversely affect the rights of any Holder;

               (viii) to provide for the issuance of the Exchange Securities, Private Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Original Securities (except that the transfer restrictions contained in the Original Securities shall be modified or eliminated, as appropriate) and which shall be treated, together with any outstanding Original Securities, as a single issue of securities; or

               (ix) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

          (b) After an amendment under this Section 9.01 becomes effective, the

     Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

     SECTION 9.02 With Consent of Holders. (a) The Company, the Note Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder affected, an amendment may not:

               (i) reduce the amount of Securities whose Holders must consent to an amendment;

               (ii) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Security;

               (iii) reduce the principal of or extend the Stated Maturity of any Security;

               (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed;

               (v) make any Security payable in money other than that stated in the Security;

               (vi) make any change in Section 6.04 or 6.07 or this sentence of
          Section 9.02; or

               (vii) modify the Note Guarantees in any manner adverse to the Holders.

          (b) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          (c) After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

     SECTION 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04 Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or any portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or such portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed then, notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, in exchange for the Security the Company shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.06 Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Note Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

     SECTION 9.07 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                 Note Guarantees

     SECTION 10.01 Note Guarantees. (a) Each Note Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or liquidated damages, if any, in respect of the Securities and all other monetary obligations of the Company under this Indenture and the Securities, and (11) the full and punctual performance within applicable grace periods of all other obligations of the Company, whether for fees, expenses, indemnification or otherwise, under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

          (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by: (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise;
     (ii) any extension or renewal thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Note Guarantor, except as provided in Section 10.02(b).

          (c) Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor's obligations would be less than the full amount claimed. Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Note Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Note Guarantor.

          (d) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          (e) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

          (f) Each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or liquidated damages, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or liquidated damages, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations,
     (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

          (h) Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,
     (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 10.01.

          (i) Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

          (j) Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 10.02 Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) A Note Guarantee as to any Note Guarantor shall terminate and be of no further force or effect and such Note Guarantor shall be deemed to be released from all obligations under this Article 10 upon (i) any release and termination of the Guarantee by such Note Guarantor of the Bank Indebtedness (other than by reason of repayment and satisfaction of all of the Bank Indebtedness), (ii) the merger or consolidation of such Note Guarantor with or into any Person other than the Parent or a Subsidiary or Affiliate of the Parent where such Note Guarantor is not the surviving entity of such consolidation or merger or (iii) the sale by the Parent or the Company or any Subsidiary of the Company (or any pledgee of the Company) of the Capital Stock of such Note Guarantor where, after such sale, such Note Guarantor is no longer a Subsidiary of the Parent; provided, however, that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.06 and Section 5.01(b). At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

     SECTION 10.03 Successors and Assigns. This Article 10 shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 10.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

     SECTION 10.05 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 10.06 Execution of Supplemental Indenture for Future Note Guarantors. Each Subsidiary which is required to become a Note Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Note Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Note Guarantor is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms, and/or to such other effect as the Trustee may reasonably request.

     SECTION 10.07 Non-Impairment. The failure to endorse a Note Guarantee on any Security shall not affect or impair the validity thereof.

                                   ARTICLE 11

                                  Miscellaneous

     SECTION 11.01 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

     SECTION 11.02 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                   if to the Company:

                   The Kansas City Southern Railway Company
                   427 West 12th Street
                   Kansas City, Missouri 64105

                   Attention of Michael R. Haverty, President

                   if to the Trustee:

                   U.S. Bank National Association
                   180 East Fifth Street
                   St. Paul, Minnesota 55101

                   Attention of Corporate Trust Administration

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed, first-class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect therein shall not affect the sufficiency thereof with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.03 Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

     SECTION 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 11.06 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Parent, the Company or any Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Parent, the Company or any Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which (i) a Trust Officer of the Trustee actually knows are so owned or (ii) as to which the Trustee shall have received notice of ownership in accordance with Section 11.02 hereof shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 11.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 11.08 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or any other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 11.09 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 11.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Parent, the Company or any of the Note Guarantors shall not have any liability for any obligations of the Parent, the Company or any of the Note Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 11.11 Successors. All agreements of the Company and each Note Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 11.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                              THE KANSAS CITY SOUTHERN RAILWAY
                              COMPANY

                              By  /s/ Paul J. Weyandt
                                  --------------------------------------
                                   Name:  Paul J. Weyandt
                                   Title: Vice President and Treasurer

                              KANSAS CITY SOUTHERN

                              By  /s/ Paul J. Weyandt
                                  --------------------------------------
                                   Name:  Paul J. Weyandt
                                   Title: Vice President and Treasurer

                              GATEWAY EASTERN RAILWAY COMPANY

                              By  /s/ Paul J. Weyandt
                                  --------------------------------------
                                   Name:  Paul J. Weyandt
                                   Title: Vice President and Treasurer

                              MID-SOUTH MICROWAVE, INC.

                              By  /s/ Robert H. Berry
                                  --------------------------------------
                                   Name:  Robert H. Berry
                                   Title: Vice President and Treasurer

                              PABTEX GP, LLC

                              By  /s/ Paul J. Weyandt
                                  --------------------------------------
                                  Name:   Paul J. Weyandt
                                  Title:  Authorized Representative

                              PABTEX, L.P.

                              By  /s/ Paul J. Weyandt
                                  --------------------------------------
                                   Name:  Paul J. Weyandt
                                   Title: Authorized Representative

                              RICE-CARDEN CORPORATION

                              By  /s/ Robert H. Berry
                                  --------------------------------------
                                   Name:  Robert H. Berry
                                   Title: Vice President and Treasurer

                              SIS BULK HOLDING, INC.

                              By  /s/ Robert H. Berry
                                  --------------------------------------
                                   Name:  Robert H. Berry
                                   Title: Vice President and Treasurer

                              SOUTHERN DEVELOPMENT COMPANY

                              By  /s/ Robert H. Berry
                                  --------------------------------------
                                   Name:  Robert H. Berry
                                   Title: Vice President and Treasurer

                              SOUTHERN INDUSTRIAL SERVICES, INC.

                              By  /s/ Robert H. Berry
                                  --------------------------------------
                                   Name:  Robert H. Berry
                                   Title: Vice President and Treasurer

                              TRANS-SERVE, INC.

                              By  /s/ Robert H. Berry
                                  --------------------------------------
                                   Name:  Robert H. Berry
                                   Title: Vice President and Treasurer

                              U.S. BANK NATIONAL ASSOCIATION, as trustee

                              By  /s/ Richard H. Prokosch
                                  --------------------------------------
                                   Name:  Richard H. Prokosch
                                   Title: Vice President

                                                                      APPENDIX A

       PROVISIONS RELATING TO ORIGINAL SECURITIES, ADDITIONAL SECURITIES,
               PRIVATE EXCHANGE SECURITIES AND EXCHANGE SECURITIES

     1. Definitions

     1.1 Definitions

     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

     "Definitive Security" means a certificated Initial Security, Private Exchange Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

     "Depositary" means The Depository Trust Company, its nominees and their respective successors.

     "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

     "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

     "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Initial Purchasers" means Morgan Stanley & Co.  Incorporated,  J.P. Morgan

Securities Inc., Deutsche Bank Securities Inc., Banc One Capital Markets, Inc. and Scotia Capital (USA) Inc.

     "Private Exchange" means an offer by the Company, pursuant to the Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

     "Private Exchange Securities" means the Securities of the Company issued in exchange for Initial Securities pursuant to this Indenture in connection with the Private Exchange pursuant to the Registration Agreement.

     "Purchase Agreement" means (a) the Purchase Agreement dated June 5, 2002 among the Company, the Note Guarantors and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

     "Registration Agreement" means (a) the Registration Rights Agreement dated June 5, 2002 among the Company, the Note Guarantors and the Initial Purchasers and (b) any other similar Registration Rights Agreement relating to Additional Securities.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

     "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Securities.

     "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

     "Rule 501 " means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

     "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

     "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

     1.2 Other Definitions

Term:                                                        Defined in Section:

 "Agent Members" ........................................          2.1(c)
 "IAI Global Security" ..................................          2.1(b)
 "Global Security" ......................................          2.1(b)
 "Regulation S Global Security" .........................          2.1(b)
 "Rule 144A Global Security" ............................          2.1(b)

     2. The Securities

     2.1 Form and Dating

          (a) The Initial Securities. The Initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

          (b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommnodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities", provided that the term "Global Security" when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer or Private Exchange. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

          (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

          [2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $200,000,000, (b) subject to the terms of this Indenture, Additional Securities in an unlimited amount and (c) the (i) Exchange Securities for issue only in a Registered Exchange Offer and (ii) Private Exchange Securities for issue only in the Private Exchange, in the case of each of (i) and (ii) pursuant to the Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time is unlimited under this Indenture. Notwithstanding anything to the contrary in this Appendix or otherwise in this Indenture, any issuance of Additional Securities after the Closing Date shall be in a principal amount of at least $10,000,000, whether such Additional Securities are of the same or a different series than the Original Securities.

     2.3 Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

               (i)  to register the transfer of such Definitive Securities; or

               (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

     the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

          (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

               (B) if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

               (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
          Section 2.3(e)(i).

          (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

               (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

               (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so cancelled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the forrn of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

               (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall cause to be reflected on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall cause to be reflected on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

               (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d) Restrictions on Transfer of Regulation S Global Security. (i)

     Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI in a minimum principal amount of Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

               (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e) Legend. (i) Except as permitted by the following paragraphs (ii),
     (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
          (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
          (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A

          SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
          NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

          Each Definitive Security, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR
          THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE FOREGOING RESTRICTIONS.

               (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

               (iii) After a transfer of any Original or Additional Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Original or Additional Securities or Private Exchange Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Original or Additional Securities or such Private Exchange

          Securities shall cease to apply and the requirements that any such Original or Additional Securities or such Private Exchange Securities be issued in global form shall continue to apply.

               (iv) Upon the consummation of a Registered Exchange Offer with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Exchange Securities in exchange for their Original or Additional Securities, all requirements pertaining to Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Original or Additional Securities in such Registered Exchange Offer.

               (v) Upon the consummation of a Private Exchange with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Private Exchange Securities in exchange for their Original or Additional Securities, all requirements pertaining to such Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Private Exchange Securities in global form with the Restricted Securities Legend shall be available to Holders that exchange such Original or Additional Securities in such Private Exchange.

               (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted. Securities Legend shall cease to apply and the requirements requiring that any such Initial Security be issued in global form shall continue to apply.

               (vii) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

          (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or cancelled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g) Obligations with Respect to Transfers and Exchanges of Securities.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

               (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and
          9.05 of this Indenture).

               (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent and the Registrar shall be affected by notice to the contrary.

               (iv) All Securities issued upon any transfer or exchange pursuant to the tenns of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (h) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners of any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, its participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or members or beneficial owners of any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 Definitive Securities

          (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer or Private Exchange shall be transferred to the beneficial owner thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of any of the events specified in
     Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION

                                    Exh. A-1

PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR NON-U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS PROVISIONS REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

     Each Definitive Security, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS TIUS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH


                                    Exh. A-2

SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE FOREGOING RESTRICTIONS.

                                    Exh. A-3

No.                                                              $______________


                           7 1/2% Senior Note due 2009

                                                                CUSIP No._______

     THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation, promises to pay to Cede & Co., or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto](1) on June 15, 2009.

     Interest Payment Dates: June 15 and December 15.

     Record Dates: June 1 and December 1.

     Additional provisions of this Security are set forth on the other side of this Security.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                       The Kansas City Southern Railway Company,


                                         By:____________________________________
                                                 Name:
                                                Title:

                                         By:____________________________________
                                                Name:
                                                Title:

__________
(1) Use the Schedule of Increases and Decreases language if Note is in global form.

                                    Exh. A-4

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U. S. Bank National Association,

         as Trustee, certifies
         that this is one of the
         Securities referred to
         in the Indenture.

By:____________________________________
          Authorized Signatory

*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned ["TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                                    Exh. A-5

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                           7 1/2% Senior Note due 2009

1. Interest

     (a) THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on June 15 and December 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 12, 2002 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     (b) Liquidated Damages. The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of June 5, 2002, among the Company, Kansas City Southern (the "Parent"), Gateway Eastern Railway Company, Mid-South Microwave, Inc., PABTEX GP, LLC, PABTEX L.P., Rice-Carden Corporation, SIS Bulk Holding, Inc., Southern Development Company, Southern Industrial Services, Inc., and Trans-Serve, Inc. (collectively, including the Parent, the "Note Guarantors") and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated or a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Securities is not declared effective by the Commission, on or before January 8, 2003 in accordance with the terms of the Registration Agreement, the annual interest rate borne by the Security shall be increased by 0.5% from the rate shown above accruing from January 8, 2003, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing June 15, 2003 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Agreement.

     All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which such

                                    Exh. A-6

Initial Security or Private Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2. Method of Payment

     The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the interest payment date even if the Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender the Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, liquidated damages, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, liquidated damages, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, interest and liquidated damages, if any), at the office of the Paying Agent, except that, at the option of the Company, payment of interest or liquidated damages may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

     Initially, U.S. Bank National Association, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Parent, the Company or any of the Parent's domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

     The Company issued the Securities under an Indenture dated as of June 12, 2002 (the "Indenture") among the Company, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

     The Securities are senior unsecured obligations of the Company unlimited in aggregate principal amount at any one time outstanding, subject to the conditions and in compliance with the covenants set forth in the Indenture. This Security is one of the Original Securities referred to in the Indenture. The

                                    Exh. A-7

Securities include the Original Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Parent, the Company and the Parent's Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Parent, the Company and each Note Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

     To guarantee the due and punctual payment of the principal, interest and liquidated damages, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption

     Except as set forth in this paragraph, the Company may not redeem the Securities. Prior to June 15, 2005, the Company may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Public Equity Offerings (i) by the Company or (ii) by Parent to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 107.5% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 60 days of such Equity Offering and must be made in accordance with the procedures set forth in the Indenture.

6. Sinking Fund

     The Securities are not subject to any sinking fund.

7. Notice of Redemption

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole

                                    Exh. A-8
multiples of $1,000. If money sufficient to pay the redemption price of, and accrued and unpaid interest and liquidated damages, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and liquidated damages, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

     In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities.

10. Persons Deemed Owners

     Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

     If money for the payment principal, interest or liquidated damages, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such money.

                                    Exh. A-9

12. Discharge and Defeasance

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and liquidated damages, if any, on the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Note Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or Exh. A-11 to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; or (ix) to provide for the issuance of the Exchange Securities, Private Exchange Securities or Additional Securities.

14. Defaults and Remedies

     If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of, and accrued but unpaid interest on, all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, and interest on, all the Securities shall become iminediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and the consequences of any such acceleration.

     If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it in its reasonable discretion against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it in its reasonable discretion

                                    Exh. A-10
against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Company

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Parent, the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. by accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

19. Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES


                                    Exh. A-11

OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP Numbers

     The Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder of Securities, upon written request and without charge to the Holder, a copy of the Indenture which has in it the text of this Security.

                                    Exh. A-12

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
         (Print or type assignee's name, address and zip code)

________________________________________________________________________________
         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                       ............. Your Signature:

                            ....................
Sign exactly as your name appears on the other side of this Security.

                                    Exh. A-13

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

     This certificate relates to $_______ principal amount of Securities held in (check applicable space) ____ book-entry or ____ definitive form by the undersigned.

The undersigned (check one box below):

[_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

[_]  (1)  to the Company; or

[_] (2) to the Registrar for registration in the name of the Holder, without transfer; or

[_]  (3)  pursuant to an effective registration statement under the Securities
          Act of 1933; or

[_]  (4)  inside the United States to a "qualified institutional buyer"
          (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

[_] (5) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstrearn until the expiration of the Restricted Period (as defined in the Indenture); or

[_]  (6)  to an institutional "accredited investor" (as defined in Rule
          501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

[_] (7) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

                                    Exh. A-14

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5), (6) or
(7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                               _________________________________
                                               Your Signature

Signature Guarantee:

Date:_____________________                     _________________________________
Signature must be guaranteed by a              Signature of Signature
participant in a recognized signature                    Guarantee
guaranty medallion program or other
signature guarantor acceptable to the
Trustee

                                    Exh. A-15

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_____________________                  ___________________________________
                                             NOTICE: To be executed by
                                                     an executive officer

                                    Exh. A-16

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

                          Amount of decrease     Amount of increase     Principal amount of     Signature of
Date of Exchange          in Principal Amount    in Principal Amount    this Global Security    authorized signatory
                          of this Global         of this Global         following such          of Trustee or
                          Security               Security               decrease or increase    Securities Custodian

                                    Exh. A-17

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

                   Asset Disposition [_] Change of Control [_]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$_________________

Date:______________________      Your Signature:________________________________
                                 (Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:____________________________________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                    Exh. A-18

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                    Exh. B-1

No.                                                                   $_________

                           7 1/2% Senior Note due 2009

                                                                   CUSIP No.____

     THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of Dollars listed on the Schedule of Increases or Decreases in Global Security attached hereto on June 15, 2009.

     Interest Payment Dates: June 15 and December 15.

     Record Dates: June I and December 1.

     Additional provisions of this Security are set forth on the other side of this Security.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                      The Kansas City Southern Railway Company

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        By: ____________________________________
                                            Name:
                                            Title:

                                    Exh. B-2

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U. S. Bank National Association,

         as Trustee, certifies
         that this is one of the
         Securities referred to
         in the Indenture.

 By:_____________________________
      Authorized Signatory

     */ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                                    Exh. B-3

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                           7 1/2% Senior Note due 2009

1. Interest

     THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on June 15 and December 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 12, 2002 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

     The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 and December 1 next preceding the interest payment date even if the Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

     Initially, U.S. Bank National Association, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

                                    Exh. B-4

4. Indenture

     The Company issued the Securities under an Indenture dated as of June 12, 2002 (the "Indenture") among the Company, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

     The Securities are senior unsecured obligations of the Company unlimited in aggregate principal amount at any one time outstanding, subject to the conditions and in compliance with the covenants set forth in the Indenture. This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities, Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Parent, the Company and the Parent's Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Parent, the Company and each Note Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

     To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption

     Except as set forth in this paragraph, the Company may not redeem the Securities. Prior to June 15, 2005, the Company may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings (i) by the Company or
(ii) by Parent to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 107.5% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to

                                    Exh. B-5
any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 60 days of such Equity Offering and must be made in accordance with the procedures set forth in the Indenture.

6. Sinking Fund

     The Securities are not subject to any sinking fund.

7. Notice of Redemption

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 maybe redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of, and accrued and unpaid interest and liquidated damages, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

     In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations Transfer; Exchange

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities or 15 days before an interest payment date.

                                    Exh. B-6

10. Persons Deemed Owners

     Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such money.

12. Discharge and Defeasance

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on, the Securities to redemption or maturity, as the case may be.

13. Amendments, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Note Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; or (ix) to provide for the issuance of the Exchange Securities, Private Exchange Securities or Additional Securities.

14. Defaults and Remedies

     If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of, and accrued but unpaid interest on, all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, and interest on, all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal

                                    Exh. B-7
amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and the consequences of any such acceleration.

     If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it in its reasonable discretion against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it in its reasonable discretion against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Company

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Parent, the Company or its Affiliates and may otherwise deal with the Parent, the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Parent, the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

                                    Exh. B-8

18. Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

19. Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP Numbers

     The Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder of Securities, upon written request and without charge to the Holder, a copy of the Indenture which has in it the text of this Security.

                                    Exh. B-9

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


________________________________________________________________________________
              (Print or type assignee's name, address and zip code)


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Security
on the books of the Company. The agent may substitute another to act for him.


Date:___________________            Your Signature:______________________


________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                    Exh. B-10

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

                   Asset Disposition [ ] Change of Control [ ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$_______________________

Date:____________________  Your Signature:______________________________________
                                          (Sign exactly as your name appears on
                                          the other side of the Security)

Signature Guarantee:____________________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                    Exh. B-11

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

                          Amount of decrease     Amount of increase     Principal amount of     Signature of
Date of Exchange          in Principal Amount    in Principal Amount    this Global Security    authorized signatory
                          of this Global         of this Global         following such          of Trustee or
                          Security               Security               decrease or increase    Securities Custodian

                                    Exh. B-12

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of , among (GUARANTOR] (the "New Guarantor"), a subsidiary of THE KANSAS CITY SOUTHERN RAILWAY COMPANY (or its successor), a Missouri corporation (the "Company"), KANSAS CITY SOUTHERN, GATEWAY EASTERN RAILWAY COMPANY, MID-SOUTH MICROWAVE, INC., PABTEX GP, LLC, PABTEX L.P., RICE-CARDEN CORPORATION, SIS BULK HOLDING INC., SOUTHERN DEVELOPMENT COMPANY, SOUTHERN INDUSTRIAL SERVICES, INC., TRANS-SERVE, INC., [OTHER EXISTING GUARANTORS] and U.S. BANK ASSOCIATION, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH:

     WHEREAS the Company and [OLD GUARANTORS] (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of June 15, 2002, providing for the issuance of an unlimited aggregate principal amount of 7 1/2 % Senior Notes due 2009 (the "Securities"), subject to the conditions and in compliance with the covenants set forth in the Indenture;

     WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

     1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and Securities.

     2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is In all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                                    Exh. C-1

     3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                  [NEW GUARANTOR]

                                    By: ________________________________________
                                        Name:
                                        Title:


                                  THE KANSAS CITY SOUTHERN RAILWAY COMPANY

                                    By: ________________________________________
                                        Name:
                                        Title:


                                  KANSAS CITY SOUTHERN

                                    By: ________________________________________
                                        Name:
                                        Title:


                                  GATEWAY EASTERN RAILWAY COMPANY

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    Exh. C-2

                                  MID-SOUTH MICROWAVE, INC.

                                    By: ________________________________________
                                        Name:
                                        Title:


                                  PABTEX GP, LLC

                                    By: ________________________________________
                                        Name:
                                        Title:


                                  PABTEX L.P.

                                    By: ________________________________________
                                        Name:
                                        Title:


                                  RICE-CARDEN CORPORATION

                                    By: ________________________________________
                                        Name:
                                        Title:


                                  SIS BULK HOLDING, INC.

                                    By: ________________________________________
                                        Name:
                                        Title:


                                  SOUTHERN DEVELOPMENT COMPANY

                                    By: ________________________________________
                                        Name:
                                        Title:


                                  SOUTHERN INDUSTRIAL SERVICES, INC.

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    Exh. C-3

                                  TRANS-SERVE, INC.

                                    By: ________________________________________
                                        Name:
                                        Title:


                                  [OTHER EXISTING GUARANTORS]

                                    By: ________________________________________
                                        Name:
                                        Title:


                                  U.S. BANK NATIONAL ASSOCIATION,
                                       as Trustee

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    Exh. C-4

                                                                       EXHIBIT D

                                     Form of
                       Transferee Letter of Representation

The Kansas City Southern Railway Company
427 West 12th Street
Kansas City, MO 64105

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $[ ] principal amount of the 7 1/2% Senior Notes due 2009 (the "Securities") of The Kansas City Southern Railway Company (the "Company").

     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:___________________________________

Address:________________________________

Taxpayer ID Number:_____________________

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 50 1
(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule

                                    Exh. D-1

144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                    TRANSFEREE:_________________________________

                                    By:_________________________________________

                                  Exh. D-2

                                                                       EXHIBIT E

                             FORM OF NOTE GUARANTEES

     [Name of Note Guarantors] (the "Note Guarantors," which term includes any successor Person under the Indenture dated as of June 12, 2002 among The Kansas City Southern Railway Company, as issuer, the Note Guarantors and U.S. Bank National Association, as trustee (the "Indenture")) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions of the Indenture, the due and punctual payment of the principal of, any premium and interest on the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, all in accordance with the terms set forth in Article 10 of the Indenture.

     Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Indenture.

     The obligation of the undersigned to the Holders of the Securities and to the Trustee pursuant to these Note Guarantees and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantees and all of the other provisions of the Indenture to which these Note Guarantees relate.

     These Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

                                    Exh. E-1

     IN WITNESS WHEREOF, the Note Guarantors have caused this instrument to be duly executed.

                                         By and on Behalf of:

                                         [NAME OF NOTE GUARANTORS]

                                           By:__________________________________
                                              Name:
                                              Title:

                                    Exh. E-2

                                                                       EXHIBIT F

                 Exhibit Describing Indebtedness of the Company
                    Outstanding on the Date of this Indenture

-----------------------------------------------------------------------------------------------------------------------
        Obligor                    Payee                 Description             Maturity              Balance
                                                                                                    as of 3/31/02
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City            Chemical Bank         Locomotive Purchase           8/04               $2,772,440
    Southern Railway
        Company
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City
    Southern Railway           Chemical Bank         Locomotive Purchase           1/03               3,015,079
        Company
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City
    Southern Railway        JP Morgan Chase Bank     Locomotive Purchase          12/06               27,040,970
        Company
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City
    Southern Railway          Bank of New York       Locomotive Purchase           5/03               8,875,001
        Company
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City
    Southern Railway        Connecticut Bank and        Capital Lease/             6/04                604,879
        Company                    Trust                Rolling Stock
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City
    Southern Railway         Trinity Industries         Capital Lease/             2/06                406,441
        Company                                         Rolling Stock
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City
    Southern Railway          Senior Unsecured      Senior Unsecured Notes        10/08              200,000,000
        Company                    Notes
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City
    Southern Railway            Pitney Bowes            Capital Lease/             9/09               1,916,216
        Company                                         Rolling Stock
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City
    Southern Railway         State of Illinois           Jacksonville              1/06                340,761
        Company                                     Rehabilitation Project
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City
    Southern Railway         State of Illinois          East St. Louis             4/07                188,593
        Company                                     Rehabilitation Project
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City
    Southern Railway         State of Illinois           Roadhouse to              1/07               1,593,537
        Company                                         East Louisiana
-----------------------------------------------------------------------------------------------------------------------

                                    Exh. F-1

-----------------------------------------------------------------------------------------------------------------------
        Obligor                    Payee                 Description             Maturity              Balance
                                                                                                    as of 3/31/02
-----------------------------------------------------------------------------------------------------------------------
    The Kansas City          State of Illinois        Venice Intermodel           12/09               1,399,477
    Southern Railway                                      Facility
        Company                                        Rehabilitation
-----------------------------------------------------------------------------------------------------------------------
    Gateway Eastern          State of Illinois     Rehabilitation Project         2/18                 802,088
    Railway Company                                      Wann-Lenox
-----------------------------------------------------------------------------------------------------------------------
    Wyandotte Garage         Lincoln National            Mortgage on              12/12               4,984,271
      Corporation                                         Property
-----------------------------------------------------------------------------------------------------------------------
  Southern Industrial       Industrial Revenue       Industrial Revenue           5/04                3,000,000
     Services, Inc]                Bonds                    Bonds
    TranServe, Inc.
-----------------------------------------------------------------------------------------------------------------------
      Kansas City           Unsecured Notes and      Unsecured Notes and       7/02-12/25             1,601,000
        Southern                Debentures               Debentures
-----------------------------------------------------------------------------------------------------------------------
      Kansas City          Panama Canal Railway      Contingent Capital            N/A                7,500,000
        Southern                  Company               contribution
                                                         obligation
-----------------------------------------------------------------------------------------------------------------------
      Kansas City          Panama Canal Railway      Guarantee of Notes            N/A                2,400,000
        Southern                  Company            Related to Purchase
                                                       of Freight and
                                                     Passenger Rail Cars
-----------------------------------------------------------------------------------------------------------------------

                                    Exh. F-2